For Immediate Release

Contact:
Bruce P. Rounds, CFO
Telephone: (920) 748-1634

Alliance Laundry To Be Acquired by Ontario Teachers’

     Ripon, WI (December 8, 2004) – Alliance Laundry Holdings LLC, parent company of Alliance Laundry Systems LLC, today announced the signing of a definitive agreement for the sale of the company to an entity established by Teachers’ Private Capital, the private equity arm of the Ontario Teachers’ Pension Plan, for approximately US$450 million. Alliance Laundry Holdings is being sold by private investment firm Bain Capital and minority shareholders in the company.

The management team will continue to hold a significant investment in Alliance Laundry Holdings following the close of the transaction.

Alliance Laundry Systems is North America’s leading designer, manufacturer and marketer of commercial laundry equipment with well-known brand names such as Speed Queen®, UniMac®, Huebsch® and Ajax®.

Completion of the transaction, which is expected to close in February 2005, is subject to financing and customary closing conditions. Lehman Brothers Inc. acted as financial advisor to the current shareholders.

# # #

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading North American manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries, on-premise laundries and drycleaners. Alliance holds the number one market share position in North America in each of its three end-customer groups. Alliance offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers, and presses and finishing equipment for heavy commercial use. The company’s products are sold under the well-known brand names Speed Queen®, UniMac®, Huebsch® and Ajax®. Alliance reaches laundromat and on-premise laundry end-customers through a network of over 200 North American distributors and over 100 international distributors, serving over 90 countries. Alliance also serves multi-housing end-customers through a network of over 80 route operators.

About Teachers’ Private Capital

Teachers’ Private Capital (www.otpp.com) is the private equity arm of the C$79 billion Ontario Teachers’ Pension Plan, investing on behalf of 250,000 teachers in Ontario, Canada. With a portfolio of over C$6.8 billion, Teachers’ Private Capital is one of Canada’s largest private investors currently working with more than 100 companies and funds around the world to create value by providing long-term flexible capital. It specializes in providing private equity and mezzanine debt capital for large and mid-cap companies, venture capital for developing industries, and financing for a growing portfolio of infrastructure and timberland assets.

About Bain Capital

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $22 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 225 companies in a variety of industries around the world, and has a team of almost 200 professionals dedicated to investing in and supporting its portfolio companies. A global team of professionals focused on the industrial and manufacturing sector have guided investments in such companies as SigmaKalon, Sealy Corporation, Samsonite, Waters Corporation and Physio Control. Headquartered in Boston, Bain Capital has offices in London, New York and Munich.

Forward Looking Statements

     Statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Alliance Holdings or Alliance Laundry to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Alliance Holdings’ and Alliance Laundry’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.